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                                                                    EXHIBIT 23-A
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 12, 1994, except as to the Legal Proceedings Note which is as of February 4, 1994, appearing on page 17 of Hartmarx Corporation's Annual Report on Form 10-K for the year ended November 30, 1993. We also consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 12, 1994, except as to the Legal Proceedings Note which is as of February 4, 1994, relating to the financial statements of Hartmarx Corporation, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Historical and Pro Forma Consolidated Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Selected Historical and Pro Forma Consolidated Financial Information."



/s/ Price Waterhouse


PRICE WATERHOUSE

Chicago, Illinois
March 10, 1994